UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

BANCTRUST FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (251) 431-7800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends the current report on Form 8-K of BancTrust Financial Group, Inc. filed on October 18, 2007 to provide the financial statements and pro forma financial information required by Item 9.01 which were excluded from the initial filing in reliance on Items 9.01(a)(4) and 9.01(b)(2).

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

1. The audited consolidated statements of financial condition of The Peoples BancTrust Company, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of net earnings, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, and the related notes and reports of independent registered public accounting firm related thereto (collectively, the “Audited Financial Information”).

2. The unaudited consolidated statements of financial condition of The Peoples BancTrust Company, Inc. and subsidiaries as of June 30, 2007 and December 31, 2006, the unaudited consolidated statements of net earnings and cash flows for the three and six months ended June 30, 2007 and June 30, 2006, and the unaudited consolidated statements of shareholders’ equity for the six months ended June 30, 2007 and June 30, 2005, and the related notes thereto (collectively, the “Unaudited Financial Information”).

(b)	Pro Forma Financial Information.

1. BancTrust Financial Group, Inc. and The Peoples BancTrust Company, Inc. unaudited pro forma condensed combined balance sheet at June 30, 2007, and the unaudited pro forma condensed combined summaries of income for the six months ended June 30, 2007 and for the year ended December 31, 2006, and the related notes to the unaudited pro forma condensed combined financial information (collectively, the “Pro Forma Financial Information”).

(d)	Exhibits.

Exhibit No.	Description
23	Consent of Mauldin & Jenkins, LLC.

99(a)(1)	Audited Financial Information.

99(a)(2)	Unaudited Financial Information.

99(b)(1)	Pro Forma Financial Information.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

DATE: December 21, 2007	By:	/s/ F. Michael Johnson
F. Michael Johnson
Chief Financial Officer

3

EXHIBIT INDEX

SEC Assigned Exhibit Number	Description of Exhibit
23	Consent of Mauldin & Jenkins, LLC.

99(a)(1)	Audited Financial Information.

99(a)(2)	Unaudited Financial Information.

99(b)(1)	Pro Forma Financial Information.

4